Exhibit 107

Calculation of Filing Fee Tables

Form F-10

(Form Type)

Nutrien Ltd.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

In US Dollars

	Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Shares (no par value)		(1)	(1)	—	—	—
	Equity	Preferred Shares (no par value)		(1)	(1)	—	—	—
	Debt	Debt Securities		(1)	(1)	—	—	—
	Other	Subscription Receipts (3)		(1)	(1)	—	—	—
	Other	Share Purchase Contracts		(1)	(1)	—	—	—
	Other	Units (4)		(1)	(1)	—	—	—
	Unallocated (Universal) Shelf	—	457(o)	(1)	(1)	$5,000,000,000 (2)	$92.70 per $1,000,000	$463,500
Fees Previously Paid	—	—	—	—	—	—	—	—
	Total Offering Amounts					$5,000,000,000		$463,500
	Total Fees Previously Paid							N/A
	Total Fee Offsets							$454,300
	Net Fee Due (5)							$9,200

(1)    There are being registered under the Registration Statement to which this exhibit pertains (this “Registration Statement”) such indeterminate number of common shares, preferred shares, subscription receipts, share purchase contracts and units of Nutrien Ltd. (the “Registrant”) and such indeterminate amount of unsecured debt securities of the Registrant consisting of debentures, notes or other unsecured evidence of indebtedness as shall have an aggregate initial offering price not to exceed $5,000,000,000 (or its equivalent in any other currency used to denominate the securities). Any securities registered under this Registration Statement may be sold separately or as units with other securities registered under this Registration Statement.

(2)    Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

(3)    Each subscription receipt will be issued under a subscription receipt agreement and will represent a right to exchange such subscription receipt into common shares, preferred shares, debt securities or share purchase contracts.

(4)    Each unit will consist of one or more of the Registrant’s common shares, preferred shares, subscription receipts, debt securities and/or share purchase contracts.

(5)    The Registrant previously paid $1,369,500 in registration fees (Registrant transferred funds of $996,000 and used offsets for the remainder of the fee) with respect to the Registration Statement on Form F-10 (File No. 333-223273) filed on February 27, 2018, as amended by Amendment No. 1 to the Registration Statement on Form F-10 (File No. 333-223273) filed on March 12, 2018, pertaining to the registration of $11,000,000,000 of securities of the Registrant, of which $239,292.98 remained unutilized and was used to offset the total filing fee required of $649,000 (Registrant transferred funds of $409,707.02 and used the available offset for the remainder of the fee) with respect to the Registration Statement on Form F-10 (File No. 333-237068) filed on March 10, 2020, as amended by Amendment No. 1 to the Registration Statement on Form F-10 (File No. 333-237068) filed on March 16, 2020 (together, the “2020 Registration Statement”), pertaining to the registration of $5,000,000,000 of securities of the Registrant, of which $454,300 remains unutilized and therefore, available for future registration fees pursuant to Rule 457(p) under the Securities Act. As the total filing fee required for this registration statement is $463,500, taking into consideration the available offset of $454,300 from the 2020 Registration Statement, the Registrant has accordingly transmitted $9,200 otherwise due for this Registration Statement. See footnote (5) to Table 2 below for details regarding relevant contemporaneous fee payments.

Table 2: Fee Offset Claims and Sources

In US Dollars

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	Nutrien Ltd.	F-10	333-237068	March 10, 2020		$454,300 (1)(2)	(3)	(3)	Unallocated – universal shelf (4)	$3,500,000,000
Fee Offset Sources	Nutrien Ltd.	Form F-10 (4)	333-237068		March 10, 2020						$409,707.02 (1)(2)(5)
	Nutrien Ltd.	F-10/A (4)	333-223273		March 12, 2018						$44,592.98 (1)(5)

(1)     The Registrant previously paid $1,369,500 in registration fees (Registrant transferred funds of $996,000 and used offsets for the remainder of the fee) with respect to the Registration Statement on Form F-10 (File No. 333-223273) filed on February 27, 2018, as amended by Amendment No. 1 to the Registration Statement on Form F-10 (File No. 333-223273) filed on March 12, 2018 (collectively, the “2018 Registration Statement”), pertaining to the registration of $11,000,000,000 of securities of the Registrant, of which $239,292.98 remained unutilized and was used to offset the total filing fee required the 2020 Registration Statement (defined below).

(2)     The Registrant previously paid $649,000 in registration fees (Registrant transferred funds of $409,707.02 and used the available offset for the remainder of the fee) with respect to the Registration Statement on Form F-10 (File No. 333-237068) filed on March 10, 2020, as amended by Amendment No. 1 to the Registration Statement on Form F-10 (File No. 333-237068) filed on March 16, 2020 (collectively, the “2020 Registration Statement”), pertaining to the registration of $5,000,000,000 of securities of the Registrant, of which $454,300 remains unutilized and therefore, available for future registration fees pursuant to Rule 457(p) under the Securities Act. As the total filing fee required for this registration statement is $463,500, taking into consideration the available offset of $454,300 from the 2020 Registration Statement, the Registrant has accordingly transmitted $9,200 otherwise due for this Registration Statement.

(3)     An indeterminate amount of securities to be offered at indeterminate offering prices not to exceed $5,000,000,000 was registered pursuant to this registration statement.

(4)    The Registrant has terminated or completed any offerings that included the unsold securities under the 2020 Registration Statement and the 2018 Registration Statement.

(5)    The contemporaneous fee payment made with the 2018 Registration Statement was $996,000, and the contemporaneous fee payment made with the 2020 Registration Statement was $409,707.02. As the contemporaneous fee payment made with the 2020 Registration Statement is less than the offset being claimed, the remainder of the claimed offset for this registration statement can be traced to the 2018 Registration Statement.